UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

TEKOIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-52100	34-2035350
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

25050 I-45 North, Suite 528, The Woodlands, Texas 77380
(Address of principal executive offices, including Zip Code)

(281) 304-6950
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Masters Agreement

On December 29, 2006, the Company and Masters Resources, LLC, and Masters Oil and Gas, LLC (together the “Sellers”) agreed to a First Amendment to Purchase and Sale Agreement (the “Amendment”), which amends the Purchase and Sale Agreement between them dated November 13, 2006 (the “Purchase and Sale Agreement”), pursuant to which the Company had previously agreed to purchase four properties in Galveston Bay, Texas. This transaction was first described in the Company’s Form 8-K dated November 13, 2006, and filed on November 17, 2006, and a copy of the Purchase and Sale Agreement was attached as Exhibit 10.18 to the Company’s Form 8-K dated December 11, 2006, and filed on December 14, 2006.

The Amendment extends the date for a closing to February 9, 2007, and sets the purchase price for the transaction at $47,500,000.00, plus 500,000 shares of the Company’s common stock, $0.000001 par value (the “Common Stock”), and the reservation by the Sellers of specified overriding royalty interests, as detailed in the Amendment. A copy of the Amendment is attached as Exhibit 10.20 hereto and is incorporated by reference herein.

The Amendment further provides that the shares of Common Stock will be issued to the Sellers pursuant to a separate Subscription Agreement between the Company and the Sellers, dated December 29, 2006, a copy of which is attached as Exhibit 10.21 hereto and is incorporated by reference herein. The Common Stock will be subject to a Registration Rights Agreement between the Company and the Sellers and the Sellers’ designees, dated December 29, 2006, a copy of which is attached as Exhibit 10.22 hereto and is incorporated by reference herein.

Also, on December 29, 2006, the Company issued a press release announcing the Amendment and announcing that the Company had authorized a leading New York-based financial institution (the “Lender”), on a 60-day exclusive basis, to proceed with an accelerated due diligence investigation and to seek internal Lender credit approval for a contemplated $50,000,000 multiple advance, senior secured four year credit facility (the “Facility”), with initial availability of $25,000,000 in support of the Masters acquisition. The Company also announced that the terms for the Facility, while based upon existing market conditions and subject to change, were anticipated to be substantially similar to those set out in the Lender’s Summary of Indicative, Non-binding Terms and Conditions (the “Term Sheet”), which included, among other terms, conditions and other provisions, the Company’s agreement to issue, at closing, warrants to purchase 900,000 shares of Common Stock a price of $0.50 per share for 5 years. The authorization required the Company to advance $50,000 against Lender’s expenses and certain other customary terms. The Term Sheet also contemplates that the Facility will be conditioned upon the Company completing a minimum $20,000,000 equity financing, with standard covenants and conditions, including satisfactory due diligence reviews and regulatory approval, and other conditions, which the potential Lender may deem appropriate. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Farmout Agreement

On January 3, 2007, the Company and Ptarmigan Resources Limited (“Ptarmigan”), a company based in Newfoundland & Labrador, Canada, executed a Farmout Agreement dated as of December 19, 2006 (the “Farmout Agreement”), with respect to Ptarmigan’s offshore exploration license EL-1069 (the “License”). The License covers approximately 140,000 hectares, or 346,500 acres of offshore surface area, in the shallow waters of the Gulf of St Lawrence north of the Port au Port peninsula in western Newfoundland.

Pursuant to the Farmout Agreement, the Company, as the Farmee, will pay $250,000 to Ptarmigan, to be used as a drilling deposit to secure a one-year extension of the License from the Canada - Newfoundland and Labrador Offshore Petroleum Board. The Company is also required to drill an onshore-to-offshore test well during 2007 (“Phase 1”) which will test an offshore structure and, as the validation well, will extend the lease until January 2011. The Company will earn a one-third interest (33.3%) in the License for the completion of Phase 1. The Company may then conduct an offshore 3D seismic program (“Phase 2”) by late 2008, to map in more detail four offshore features already identified by Ptarmigan using 2D seismic data, which will earn the Company a further 26.7% of the License, for a total ownership of 60%.

The Farmout Agreement further provides that the Company and Ptarmigan will then drill an offshore exploration well (“Phase 3”) and will share the drilling costs; 60% by the Company and 40% by Ptarmigan. Should the Company carry 100% of the cost of drilling, it will earn an additional 20% interest in the License, for a total of up to 80%, subject to government royalties. The Company estimates the total cost of Phases 1, 2 and 3 to be approximately $6,000,000 in 2007, $10,000,000 in 2008, and $25,000,000 in 2009.

A copy of the Farmout Agreement is attached as Exhibit 10.23 hereto and is incorporated by reference herein.

On January 4, 2007, the Company issued a press release announcing the foregoing. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Since December 14, 2006, the Company has made the following sales of unregistered shares of its Series A Convertible Preferred Stock, par value $0.00000001 per share (the “Series A Preferred Stock”), at the offering price of $1.00 per share:

Name of Purchaser	No. of Shares	Proceeds of Sale (in Dollars)	Date of Sale
A. Muffi Family Revocable Trust UTD 02/27/03	10,000	$ 10,000	January 2, 2007
National Financial Services, LLC FBO Jeffrey A. Bahary	10,000	10,000	January 2, 2007
Ballestero, Edward	20,000	20,000	January 2, 2007
Baum, Kevin and Lisa A. Vecchio, as tenants by the entirety	10,000	10,000	January 2, 2007
Boniello, Ralph W.	5,000	5,000	January 2, 2007
Bradley, Robert	5,000	5,000	January 2, 2007
Bradley, Robert T.	5,000	5,000	January 2, 2007
Branz, Karen S.	5,000	5,000	January 2, 2007
Connellan, Thomas K. (issued as Fiserv ISS & Co. FBO The Connellan Group Inc. Roth 401K Acct. 007901520002)	20,000	20,000	January 2, 2007
DiLascia, Vincent A.	5,000	5,000	January 2, 2007
Eastmond, Thomas	10,000	10,000,	January 2, 2007
Economou, Brian	5,000	5,000	January 2, 2007
Fairbrother, Faith	5,000	5,000	January 2, 2007
Jennings, Bob	5,000	5,000	January 2, 2007
Kenney, John A.	5,000	5,000	January 2, 2007
Kenney, Joan M.	5,000	5,000	January 2, 2007
Lawrence, Brent	10,000	10,000	January 2, 2007
Lovera, Catherine	5,000	5,000	January 2, 2007
McDaniel, Gary	10,000	10,000	January 2, 2007
Michaels, Brian C.	15,000	15,000	January 2, 2007
Mogollon, Carlos A.	10,000	10,000	January 2, 2007
Muffi, Dora F.	10,000	10,000	January 2, 2007
Mui, Yatte	5,000	5,000	January 2, 2007
Mullins, D.K.	10,000	10,000	January 2, 2007
Nevins, Michelle	5,000	5,000	January 2, 2007
O’Neil, Matt	5,000	5,000	January 2, 2007
Panken, Howard	5,000	5,000	January 2, 2007
Radolan, Barry	50,000	50,000	January 2, 2007
Roberti, Gregg & Laurie	10,000	10,000	January 2, 2007
Shea, John	23,000	23,000	January 2, 2007
Virelles, Alexander D.	10,000	10,000	January 2, 2007
Vishay Management Group, Inc.	5,000	5,000	January 2, 2007

The total number of shares of the Company’s Series A Preferred Stock now outstanding is 3,000,000 shares.

No underwriters took part in these sales of unregistered shares of Series A Preferred Stock, and no underwriting discounts or commissions were paid. The Company’s sales of these unregistered securities were made in reliance on Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated under the Securities Act, in that the sales did not involve any public offering. All purchasers of these unregistered shares of Series A Convertible Preferred Stock were “accredited investors” as defined in Rule 501 of Regulation D, based upon representations made by such purchasers to the Company; and, consequently, the Company was not required to provide such purchasers information of the type described in Rule 502(b)(2) of Regulation D. Neither the Company nor any person acting on its behalf offered or sold these unregistered shares of Series A Preferred Stock by any form of general solicitation or general advertising. Each purchaser of these unregistered shares of Series A Preferred Stock represented to the Company (i) that such purchaser was acquiring such shares for the purchaser’s own account and not with a view to the sale or distribution thereof, (ii) that such purchaser understood that such shares had not been registered under the Securities Act and, therefore, could not be resold unless they were subsequently registered under the Securities Act or unless an exemption from registration was available; and (iii) that a legend would be placed on the certificate evidencing such shares stating that the shares had not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the shares. All stock certificates representing such shares were issued with a restrictive legend, and the Company has filed, or will file, notices on Form D with the Securities and Exchange Commission and the relevant state securities regulators. Further sales of Series A Preferred Stock will be made in accordance with the foregoing.

Each holder of shares of Series A Preferred Stock has the right, at its option and without further payment, to convert any or all of its shares of Series A Preferred Stock into fully paid and non-assessable shares of Common Stock at the rate of three (3) shares of Common Stock for each share of Series A Preferred Stock. Each share of Series A Preferred Stock will automatically convert into three (3) shares of Common Stock (i) immediately prior to a liquidation of the Company; (ii) immediately prior to an initial public offering by the Company; or (iii) at any time after July 29, 2006, at the sole discretion of the Company’s Board of Directors. The number and type of securities to be received upon conversion of the Series A Preferred Stock are subject to certain anti-dilution adjustments. The terms of the Series A Preferred Stock are fully set forth in a Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, filed with the Secretary of State of Delaware on August 2, 2005, as amended by an Amendment to Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, filed with the Secretary of State of Delaware on February 22, 2006, and as further amended by a Second Amendment to Certificate of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, filed with the Secretary of State of Delaware on June 12, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.20	—	First Amendment to Purchase and Sale Agreement, executed on December 29, 2006, between the Company and Masters Resources, LLC, and Masters Oil & Gas, LLC (filed herewith)

Exhibit 10.21	—	Subscription Agreement, dated December 29, 2006, between the Company and Masters Resources, LLC, and Masters Oil & Gas, LLC (filed herewith)

Exhibit 10.22	—	Registration Rights Agreement, dated December 29, 2006, between the Company and Masters Resources, LLC, Masters Oil & Gas, LLC, Rich Holdings, LLC, and John W. Barton (filed herewith)

Exhibit 10.23	—	Farmout Agreement, executed on January 3, 2007, and dated as of December 19, 2006, between the Company and Ptarmigan Resources Limited (filed herewith)

Exhibit 99.1	—	Press Release of Tekoil & Gas Corporation, dated December 29, 2006. (filed herewith)

Exhibit 99.2	—	Press Release of Tekoil & Gas Corporation, dated January 4, 2007. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKOIL & GAS CORPORATION

Date: January 8, 2007	/s/ GERALD GOODMAN
Gerald Goodman
Chief Financial Officer